Exhibit 99.1


   Moldflow Reports Preliminary Results from Continuing Operations for Its Fourth Quarter and Full 2007 Fiscal Year


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 23, 2007--Moldflow Corporation (NASDAQ: MFLO) today announced preliminary results for the fourth quarter and full 2007 fiscal year which were in line with the Company's previously issued guidance and reflect the sale of the assets of the Manufacturing Solutions business division on June 30, 2007. As discussed in more detail below, the results of operations reported in this release are preliminary, subject to the resolution of comments received in the normal course from the Securities and Exchange Commission concerning one aspect of the Company's revenue recognition practices.

    Preliminary Results for the Fourth Quarter of Fiscal 2007:

    -- Revenue of $15.0 million was up 17% from the corresponding quarter of fiscal 2006 and 2% sequentially.

    --  Total product revenue of $7.5 million represented a 20%
        increase over the same period of the prior year, and a 7% sequential decrease.

    --  Total services revenue of $7.5 million represented a 13%
        increase over the same period of the prior year, and a 12% sequential increase.

    -- Non-GAAP net income from continuing operations was $2.8 million, or $0.23 per diluted share, up 38% from our fourth fiscal quarter of 2006; net income from continuing operations as reported in accordance with GAAP was $2.0 million or $0.17 per diluted share, which included a charge of $850,000, net of related tax effects, for share-based compensation expense, and compared to $907,000 or $0.08 per diluted share in the same period of the prior fiscal year.

    -- Operating activities generated $4.0 million dollars of cash during the fourth quarter.

    Preliminary Results for the Full 2007 Fiscal Year:

    --  Revenue of $55.9 million was up 14% from fiscal 2006.

    -- Total product revenue of $28.4 million represented an increase of 16% over fiscal 2006.

    -- Total services revenue of $27.5 million represented an increase of 12% over fiscal 2006.

    -- Non-GAAP net income from continuing operations was $10.6 million, or $0.89 per diluted share, up 20% from the full fiscal 2006 year; net income from continuing operations as reported in accordance with GAAP was $8.5 million, or $0.73 per diluted share, which included a charge of $2.0 million, net of related tax effects, for share-based compensation expense, and compared to $5.3 million or $0.45 per diluted share for the full fiscal 2006 year.

    -- EBITDA for the full fiscal 2007 year was $11.4 million, an increase of 15% over the same period of the prior year.

    -- Operating activities generated $12.2 million of cash for the full fiscal 2007 year.

    "We are very pleased with the fourth quarter results which were in line with the upper range of our expectations. Particularly noteworthy was the strength of the sales performances in North America, which provided its highest quarterly year-on-year growth rate in Moldflow's history, and in Asia which continues to produce strong results quarter after quarter," said Roland Thomas, Moldflow Corporation's president and CEO. "Fiscal 2007 has produced solid results for Moldflow. During the year we provided the market with major releases of our two main products, Moldflow Plastics Advisers(R) and Moldflow Plastics Insight(R), and continued our geographic expansion by targeting resources on emerging growth regions. This focus allowed us to grow our total revenue 14% year-over-year, a marked improvement over fiscal 2006. As we head into fiscal 2008, we are confident in the strength of our core business and believe we are strongly positioned to take advantage of the continuing growth of the worldwide CAE market and further our leadership position."

    Thomas concluded, "The sale of our Manufacturing Solutions business division to Husky Injection Molding Systems Ltd. in the fourth quarter, and the subsequent transition of this business division have been smooth. We believe the transaction will not only benefit both companies, but also the customers who will now be supported by the Husky worldwide infrastructure. The sale, which included substantially all of the net assets of the division, did not include the software portion of the Moldflow Plastics Xpert(R) (MPX(R)) product, which Husky will resell. We look forward to a productive and on-going relationship with Husky as we jointly provide service and product upgrades to our mutual MPX customer base."

    SEC Comment Letter

    In December 2006, the Company received a comment letter from the SEC's Division of Corporation Finance which was made in the normal course of the SEC's review of the Company's periodic filings. Specifically, the Company is currently discussing with the SEC its policies for determining the fair value of maintenance contracts when they are sold to customers together with perpetual licenses for software products. Generally accepted accounting principles require that the Company determine what portion of the revenue to recognize in the current period and what portion to recognize over the term of the maintenance contract. This determination requires significant judgment. Should the SEC not agree with the Company's judgments in this area, revenue from certain sales may be required to be recognized in different time periods, both historically and prospectively. The SEC's comments do not question the validity of the orders recorded or the collectibility of the related receivables, and do not impact the Company's cash position. The Company is in the process of responding to the SEC's comments but, as that process is on-going, the results presented today should be considered preliminary until the Company files its Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

    Business Outlook

    The Company is providing preliminary fiscal 2008 guidance below. This guidance has been prepared on the same basis as that of the Company's preliminary 2007 financial results and is subject to the conclusion of the on-going SEC comment letter process described earlier in this press release. This guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP guidance excludes the estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs and related taxes, the tax benefits and estimated charges associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on our financial results may differ materially from the estimated amounts included in the guidance below.

    The current business outlook is based on information as of August 23, 2007 and is current as of that day only. For our full fiscal 2008 year we expect revenue to grow in the range of 10% to 13% when compared to fiscal 2007. We expect EBITDA to grow in the range of 13% to 20% in fiscal 2008 when compared to fiscal 2007. We expect non-GAAP net income per diluted share of approximately $0.94 to $1.00, based upon an estimated 12.1 million diluted shares. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses which are expected to be approximately $1.8 million, net of related tax effects, and assumes an effective tax rate of approximately 21%. GAAP net income per diluted share for fiscal 2008 is expected to be between $0.78 and $0.84 based upon an estimated 12.1 million diluted shares. This GAAP estimate assumes an annual effective tax rate of approximately 25%.

    Use of Non-GAAP Financial Measures

    The Company has provided non-GAAP net income, non-GAAP net income per diluted share and EBITDA as supplemental measures regarding the Company's operating performance. Non-GAAP net income and non-GAAP net income per diluted share exclude the impact of share-based compensation expense and therefore have not been calculated in accordance with GAAP. EBITDA is defined as GAAP net income from continuing operations plus any interest expense, income taxes, depreciation, amortization and share-based compensation expense less interest earned and therefore has not been calculated in accordance with GAAP. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income from continuing operations and net income per diluted share from continuing operations, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the fourth quarter, the full 2007 fiscal year and as presented in our business outlook for fiscal 2008, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

    Preliminary Financial Results

    The preliminary unaudited condensed consolidated financial statements for the fourth quarter and full 2007 fiscal year follow.

    Information Dissemination

    Moldflow will host a conference call to discuss the preliminary fourth quarter and full 2007 fiscal year results as well as future outlook at 11:00 a.m. US Eastern time, Thursday, August 23, 2007. The conference call dial-in number is 877-314-4022, Conference ID #10140446. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 10140446) which will be available until August 30, 2007. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design analysis solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow, Moldflow Plastics Xpert, MPX, Moldflow Plastics Advisers and Moldflow Plastics Insight are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow's President and CEO, statements under Business Outlook and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future and estimates and statements regarding any potential growth and operating leverage during the 2008 fiscal year. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risks that a weak global economy will slow capital spending by the Company's prospective customers; that the Company may not be able to recognize the revenue derived from orders received; that the sales cycle may lengthen; that foreign currency fluctuations may adversely affect the Company's financial results; that share-based compensation expense will continue to have a negative impact on the Company's GAAP operating profit, net income and earnings per share calculations; that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of the Company's subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected; as well as other risks and uncertainties which are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2006 as well as its subsequent quarterly and annual filings. Further, there can be no assurance that the finalization of the review by the SEC of the Company's timing of the recognition of certain revenue and related accounting will not result in adjustments to the Company's previously issued financial statements. In addition, the finalization of the review by the SEC and its conclusions may adversely affect the Company's ability to file required reports with the SEC on a timely basis and adversely impact the Company's ability to meet the requirements of the Nasdaq Global Select Market for continued listing of its shares; and may adversely impact management's conclusions on the effectiveness of its internal control over financial reporting and disclosure controls and procedures, result in claims and proceedings relating to such matters, including shareholder litigation and actions by the SEC and/or other governmental agencies resulting from any accounting adjustments or other factors.

    Revenue growth rate, EBITDA, GAAP and non-GAAP net income per diluted share guidance represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.



                                        Moldflow Corporation
                                 Preliminary Unaudited Consolidated
                                       Statement of Operations
                                (in thousands, except per share data)
                               ---------------------------------------


                               Three Months Ended      Year Ended
                               ------------------- -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Revenue
  Product                      $  7,558  $  6,290  $ 28,403  $ 24,433
  Services                        7,468     6,585    27,450    24,523
                               --------- --------- --------- ---------
  Total revenue                  15,026    12,875    55,853    48,956
                               --------- --------- --------- ---------

Cost of revenue
  Cost of product                   451       407     1,545     1,511
  Cost of services                1,177     1,161     4,536     4,309
  Research & development          2,191     1,907     8,026     7,390
  Selling & marketing             5,677     4,852    20,436    17,697
  General & administrative        3,575     2,745    14,042    11,893
  Restructuring charges               -         -         -     1,247
                               --------- --------- --------- ---------
  Total operating expenses       13,071    11,072    48,585    44,047
                               --------- --------- --------- ---------

Income from continuing
 operations                       1,955     1,803     7,268     4,909

Interest income, net                893       715     3,250     2,571
Other income, net                   203        66       218       162
                               --------- --------- --------- ---------

Income before income taxes        3,051     2,584    10,736     7,642
Provision for income taxes        1,075     1,677     2,187     2,381
                               --------- --------- --------- ---------

Net income from continuing
 operations:                   $  1,976  $    907  $  8,549  $  5,261
                               --------- ========= ========= =========

  Net loss from discontinued
   operations:                 $   (536) $ (1,347) $(11,469) $ (4,260)
  Net loss on sale of MS
   business:                       (869)        -      (869)        -
                               --------- --------- --------- ---------
  Net income (loss)            $    571  $   (440) $ (3,789) $  1,001
                               ========= ========= ========= =========

Weighted average shares:
  Basic                          11,358    11,230    11,225    11,114
  Diluted                        11,981    11,819    11,746    11,817

Net income per share from
 continuing operations:
  Basic                        $   0.17  $   0.08  $   0.76  $   0.47
  Diluted                      $   0.16  $   0.08  $   0.73  $   0.44
Net loss per share from
 discontinued operations:
  Basic                        $  (0.05) $  (0.12) $  (1.02) $  (0.38)
  Diluted                      $  (0.04) $  (0.11) $  (0.98) $  (0.36)
Net loss per share on sale of
 MS business:
  Basic                        $  (0.07) $      -  $  (0.08) $      -
  Diluted                      $  (0.07) $      -  $  (0.07) $      -
Net income (loss) per share:
  Basic                        $   0.05  $  (0.04) $  (0.34) $   0.09
  Diluted                      $   0.05  $  (0.03) $  (0.32) $   0.08




                         Moldflow Corporation
      Preliminary Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                                   June 30,  June 30,
                                                     2007      2006
                                                   --------- ---------

Assets
Current assets:
 Cash and cash equivalents                         $ 59,482  $ 52,111
 Marketable securities                               13,163     8,443
 Accounts receivable, net                            11,878     9,278
 Prepaid expenses and other current assets           16,977     9,462
 Current portion of assets held for sale                  -     5,378
                                                   --------- ---------
  Total current assets                              101,500    84,672

Fixed assets, net                                     3,137     2,768
Goodwill and other acquired intangibles assets,
 net                                                  6,465     6,465
Other assets                                          2,659     1,870
Assets held for sale, net of current portion              -    14,418
                                                   --------- ---------
  Total assets                                     $113,761  $110,193
                                                   ========= =========

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                  $    876  $  1,143
 Accrued expenses                                    11,489     9,371
 Deferred revenue                                    14,097    11,603
 Current portion of liabilities held for sale             -     1,947
                                                   --------- ---------
  Total current liabilities                          26,462    24,064

Deferred revenue                                      1,582     1,325
Other long-term liabilities                             305       394
Liabilities held for sale, net of current portion         -       453
                                                   --------- ---------
  Total liabilities                                  28,349    26,236
                                                   --------- ---------

Stockholders' equity:
 Common stock                                           121       114
 Treasury stock                                      (8,018)   (2,579)
 Additional paid-in capital                          85,359    75,335
 Retained earnings                                    1,617     6,296
 Accumulated other comprehensive income               6,333     4,791
                                                   --------- ---------
  Total stockholders' equity                         85,412    83,957
                                                   --------- ---------

  Total liabilities and stockholders' equity       $113,761  $110,193
                                                   ========= =========




                         Moldflow Corporation
 Preliminary Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)


                               Three Months Ended      Year Ended
                               ------------------- -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Cash provided by operating
 activities of continuing
 operations                    $  3,958  $    157  $ 12,157  $  3,689
Cash provided by (used in)
 investing activities of
 continuing operations           (2,608)   (2,087)   (6,515)    1,168
Cash provided by (used in)
 financing activities             3,630    (1,348)    1,274       646
Effect of exchange rate
 changes on cash and cash
 equivalents                        359       399       665      (522)
                               --------- --------- --------- ---------
Net increase (decrease) in
 cash and cash equivalents of
 continuing operations         $  5,339  $ (2,879) $  7,581  $  4,981
                               ========= ========= ========= =========




                         MOLDFLOW CORPORATION
       Preliminary Revenue by Geography - Continuing Operations
                            (in thousands)


                                  Three Months Ended    Year Ended
                                  ------------------ -----------------
                                  June 30,  June 30, June 30, June 30,
                                     2007     2006     2007     2006
                                  --------- -------- -------- --------

Asia/Australia
     Product                      $   3,917 $  3,197 $ 15,217 $ 12,592
     Services                         2,797    2,525   10,123    8,980
                                  --------- -------- -------- --------
          Total Asia/Australia        6,714    5,722   25,340   21,572
                                  --------- -------- -------- --------
Americas
     Product                          1,475      862    4,268    3,146
     Services                         1,690    1,556    6,271    5,900
                                  --------- -------- -------- --------
          Total Americas              3,165    2,418   10,539    9,046
                                  --------- -------- -------- --------
Europe
     Product                          2,167    2,231    8,918    8,695
     Services                         2,980    2,504   11,056    9,643
                                  --------- -------- -------- --------
          Total Europe                5,147    4,735   19,974   18,338
                                  --------- -------- -------- --------
Consolidated
     Product                          7,559    6,290   28,403   24,433
     Services                         7,467    6,585   27,450   24,523
                                  --------- -------- -------- --------
          Total revenue           $  15,026 $ 12,875 $ 55,853 $ 48,956
                                  ========= ======== ======== ========




                                         Moldflow Corporation
                                     Non-GAAP Financial Measures
                                     Reconciliation (Preliminary)
                                      (in thousands, unaudited)
                                --------------------------------------


                                Three Months Ended     Year Ended
                                ------------------ -------------------
                                June 30,  June 30, June 30,  June 30,
                                   2007     2006     2007       2006
                                --------- -------- --------- ---------

Preliminary net income (loss)
 -- GAAP basis                  $     571 $  (440) $ (3,789) $   1,001

Non-cash stock-based
 compensation                         698     405     1,930      1,896
Restructuring charges                   -       -         -      1,247
Net tax benefit related to
 stock-based compensation and
 restructuring                        152     738        85        380
Net loss from discontinued
 operations                           536   1,347    11,469      4,260
Net loss on sale of
 discontinued operations              869       -       869          -
                                --------- -------- --------- ---------

Preliminary net income -- Non-
 GAAP basis                     $   2,826 $ 2,050  $ 10,564  $   8,784
                                ========= ======== ========= =========


Preliminary net income (loss)
 per diluted share - GAAP basis $    0.05 $ (0.03) $  (0.32) $    0.08

Non-cash stock-based
 compensation                        0.06    0.03      0.16       0.16
Restructuring charges                   -       -         -       0.11
Net tax benefit related to
 stock-based compensation and
 restructuring                       0.01    0.06         -       0.02
Net loss from discontinued
 operations                          0.04    0.11      0.98       0.36
Net loss on sale of
 discontinued operations             0.07       -      0.07          -
                                --------- -------- --------- ---------

Preliminary net income per
 diluted share -- Non-GAAP
 basis                          $    0.23 $  0.17  $   0.89  $    0.73
                                ========= ======== ========= =========




                         Moldflow Corporation
Reconciliation of Preliminary Net Income from continuing operations to
                                EBITDA
                            (in thousands)

                                                       Preliminary
                                                          Guidance
                                                        Year Ended
                                      Year Ended       June 30, 2008
                                   ----------------- -----------------
                                   June 30, June 30,
                                     2006     2007     High     Low
                                   ----------------- -----------------

EBITDA is calculated as follows:

 Preliminary net income from
  continuing operations - GAAP
  basis                            $ 5,261  $ 8,549  $10,050  $ 9,450
 Share-based compensation            1,896    1,930    1,800    1,800
 Depreciation and amortization
  expenses                           1,721    1,977    2,400    2,400
 Restructuring charges               1,247        -        -        -
 Tax provision                       2,381    2,187    3,350    3,150
 Interest income                    (2,571)  (3,250)  (3,925)  (3,925)
                                   -------- -------- -------- --------
 EBITDA                            $ 9,935  $11,393  $13,675  $12,875
                                   ======== ======== ======== ========



    CONTACT: Investor relations contact:
             Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com